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Exhibit 10.15

                           FORM OF MERCHANT AGREEMENT

         THIS AGREEMENT, made the _____ day of _________, 200__ by and between RETURN ASSURED INCORPORATED., a Nevada corporation with its principal place of business at 1901 Avenue of the Stars, Suite 1710, Los Angeles, CA 90067 (the "Company"); and

[Name and Address]

(the "Merchant").

         WHEREAS, the Company is engaged in the business of providing, on a fee basis to be paid by the merchant, a refund guarantee program to electronic retail purchasers of goods from subscribing merchants in accordance with each merchant's refund policy (the "Asure Program"); and

         WHEREAS, the Merchant desires to subscribe to the Asure Program in order to offer its retail customers the refund guarantee provided for in the Asure Program, all in accordance with the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Subscription by Merchant to the Asure Program: Subject to the terms and conditions herein, Merchant hereby subscribes to the Asure Program, and the Company hereby agrees to provide the Asure Program to Merchant for the benefit of its Customers who purchase Qualifying Products (as those terms are hereinafter defined) directly from the Merchant.

         2. The Merchant's Refund, Exchange and Return Policy: The Asure Program shall guarantee the Merchant's performance of its obligations under the Merchant's Refund, Exchange and Return Policy (the "Merchant's Policy") to and for the exclusive benefit of the Customer subject to the terms and conditions hereof. As a condition to any of the Company's obligations under this Agreement, and upon execution of this Agreement, the Merchant shall deliver its written Merchant Policy to the Company for review and filing. In the event the Merchant intends to amend is Merchant Policy at any time during the Term hereof, it shall, within ten (10) business days prior to the effectiveness of such amendment, notify the Company of such


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                  amendment, specifying the details of all such amendments. The
                  Company reserves the right to terminate this Agreement on one
                  (1) day notice to Merchant if, in its sole and absolute discretion, the Merchant's Policy as originally delivered or as amended is unacceptable.

         3. Nature, Scope and Applicability of the Asure Program: The Company shall, subject to the terms and conditions hereof, provide a guarantee of the Merchant's refund policy to Merchant's Customers who purchase Qualifying Products directly from Merchant during the Term of this Agreement. A Customer is defined as an individual or corporate customer who purchases Qualifying Products at retail. "Qualifying Products" are goods sold or facilitated directly by Merchant to a Customer which
                  (a) have an invoice price (net of taxes, freight, shipping, handling, C.O.D. or other similar charges) of at least US$5.00 and up to US$2,000 per item(1); (b) is NOT sold on an "as is", "final sale" or other basis where the customer has no right to refund, exchange, or return; and (c) is NOT, in the sole discretion of the Company, an illegal, contraband, or obscene/offensive item. Services shall NOT be covered by the Asure Program.

         4. Procedure for Implementing the Asure Program: In order to implement and maintain the Asure Program during the Term hereof, the parties agree as follows:

                           A. Merchant will prominently display the Asure Mark (defined as the Company's trademarked logo, as displayed on Exhibit A hereto, subject to change by the Company from time to time) in all of its electronic media (including but not limited to websites and long-form television advertisements) in a manner satisfactory to the Company;

                           B. Subject to sub-paragraph (c) below, Merchant shall prominently provide a hypertext link from its web site to the Company's web site in a manner acceptable to the Company which permits users of Merchant's web site to hot link to the Company's web site (the "Link"). It is Merchant's responsibility and financial burden to establish and maintain this hypertext link, including all software, hardware, and


--------
         (1) Goods with an invoice price of less than $5 or more than $2,000 are NOT Qualifying Products and therefore NOT covered by the Asure Program.

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                                    approvals;

                           C. Merchant's web site must be configured so that:

                                            i.        the user is required to
                                                      hot link to the Company's
                                                      web site PRIOR to the sale
                                                      from the Merchant to the
                                                      Customer of the Qualifying
                                                      Product being completed;

                                            ii.       the Merchant's Policy and
                                                      a privacy policy in
                                                      accordance with its
                                                      obligations under this
                                                      Agreement is prominently
                                                      displayed prior to
                                                      completing any sale and
                                                      the user is required to
                                                      acknowledge, by way of a
                                                      mouse "click", that it has
                                                      read the Merchant's
                                                      Policy;

                                            iii.      the user receives
                                                      conspicuous notice that
                                                      the Asure Program does NOT
                                                      apply to sales which are
                                                      not effected via the
                                                      Merchant's online website;
                                                      and

                                            iv.       The Company can monitor
                                                      Merchant's web site for
                                                      the purpose of tracking
                                                      the Merchant Information
                                                      (as defined below) through
                                                      direct Internet access.
                                                      This shall be accomplished
                                                      by installing software
                                                      provided to Merchant by
                                                      the Company, but
                                                      maintained and installed
                                                      by Merchant.

         5.       COVENANTS AND ACKNOWLEDGMENTS OF THE MERCHANT.

                           i. Merchant shall not state or imply that the Company endorses, warrants, sponsors, guarantees or otherwise any Qualifying Product.

                           ii. Merchant shall not use any promotional or advertising material for the Asure Program without the Company's prior written approval.

                           iii. Except as otherwise provided herein, the Company shall not be obligated to provide any technical, creative, design or production services or other forms of support in implementing or administering the Asure Program.

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                           iv.      The Company shall have the right, from time
                                    to time, to review and test Merchant's web site to determine whether it is fully compatible and compliant with the Asure Program and this Agreement. Should the Company, in its sole discretion, determine that the Merchant must modify any aspect of its web site in order to comply with the Asure Program or this Agreement, Merchant shall immediately comply with such reasonable directions of the Company.

                           v. Merchant shall promptly, diligently and fully perform all if its obligations to Customers pursuant to the Merchant Policy.

         6.       CONSIDERATION; PRICING; PAYMENT

                  A. In consideration for the Company's provision of the Asure Program, Merchant shall pay the Company a fee equal to US$0.55 per sale of all Qualified Products during the Term hereof, or during any extension or renewal of same (the "Fee").

                  B. The Fee shall be payable on all online sales by Merchant, whether they be on Merchant's web site, or a Shopping Hub, which is defined as a hub or online "mall" that subscribes to the Asure Program.

                  C. The Company will send Merchant an invoice each week for all Fees which are due from sales during the preceding week. Such invoices shall be sent either electronically to Merchant's designated address, or in printed form. Merchant shall pay such invoices within fourteen (14) days after transmission by the Company and payments may be made via bank draft or electronic wire transfer to the Company's wire coordinates which will be supplied upon written request by Merchant for same. Any overdue Fees shall accrue interest at the higher of the highest allowable rate under applicable law, or 18% per annum.

                  D. In order for the Company to receive the information and data necessary for proper invoicing as set forth above, the Merchant shall cooperate with and take all reasonable steps to establish an electronic payment and data exchange system with the Company so that the Company can electronically monitor all sales of Qualified Products to Customers. The failure of Merchant to comply with this paragraph shall constitute a material default hereunder.

                  E. The Company reserves the right to change the Fees from time to time on at least ten (10) business day notice to Merchant.

                  F. Merchant shall be solely responsible for all sales, use, transaction, ad valorem, withholding and other taxes, charges, assessments or levies.

         7. PROCEDURE IN THE EVENT OF CUSTOMER CLAIMS. In the event of the assertion of a Customer request for a refund/exchange pursuant to the Asure Program:

                           A. Upon receipt by Merchant of any request for a refund, Merchant shall issue to the Customer a Return Authorization Number ("RAN") which shall be provided to the Company within three
                                   (3) business days of issuance together with all order information, shipment information and other relevant information and documentation. The documents must indicate clearly that the Customer purchase was on online purchase. Furthermore, the Merchant shall instruct the Customer in writing to affix the RAN to the shipping label the Customer uses to return the Qualified Product forming the subject of the refund/return request;

                           B. Merchant shall then accept and duly and timely process all returns, exchanges or refund requests by Customers in accordance with the Merchant's Return Policy.

                           C. Merchant acknowledges that the Company may pursue complaints or claims against Merchant on behalf of a Customer or in its own name, regarding Merchant's compliance of the Merchant's Policy.

                           D. Merchant hereby authorizes the Company, in its own name and as agent of Merchant, to adjust, settle, or compromise any claim or demand made on the Company by a Customer under the Asure Program and any such adjustment, settlement or compromise shall be binding upon Merchant. Merchant hereby designates the Company to be its attorney-in-fact in order to execute and deliver any



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                                   document or thing necessary to effectuate the
                                   terms of this Section or of this Agreement.
                                   This power of attorney being coupled with an interest is irrevocable during the Term hereof.

                           E. The Company may, in its sole discretion, dispose of all returned Qualified Products in one of the following manners: (i) return the Qualified Products to Merchant at Merchant's expense; (ii) auction or sell the returned Qualified Products as the Company deems fit with the proceeds of such auction/sale being applied first toward the expenses of such auction/sale, and then toward satisfying Merchant's obligations under Paragraph 7 below; or (iii) donate the returned Qualified Products to charity without compensation.

         8. MERCHANT'S INDEMNITY OF THE COMPANY FOR CLAIMS. Merchant hereby agrees to indemnify and reimburse the Company upon demand for any and all loss, liability, damage or expense (including but not limited to reasonable attorney's fees and costs, amounts paid as refunds to Customers pursuant to the Asure Program, shipping and handling charges) arising out of the Company's provision of the Asure Program to honor the Merchant's Policy. In addition, Merchant agrees to pay the Company an administrative fee of ten percent (10%) over and above any amounts owed to the Company pursuant to the preceding sentence.

         9. MERCHANT INFORMATION; AUDIT. Merchant shall keep accurate records and accounts in accordance with generally accepted accounting principles for a period of at least three (3) years after termination or expiration of this Agreement. Merchant shall provide the Company with a statement certified to be true, complete and accurate by an office of Merchant, information regarding its operations and financial condition and sales, return and customer information regarding its Online Sales, including without limitation the following information to be provided at the following intervals (the "Merchant Information"):

                  A.       order number/shipping label bar code - upon dispatch;

                  B. Online Sales volumes and returns/exchanges related to Online Sales - on a weekly basis;

                  C. copy (in electronic format) of each Online Sales order

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                           containing order date, name and address of Retail
                           Customer, item(s) description, item(s) quantity, item(s) price, total order dollar amount and date on which order was fulfilled and the delivery carrier - within one day of processing;

                  D. all correspondence to and from Online Purchasers regarding returns or exchanges of items purchased in an Online Sales transaction - upon receipt and dispatch;

                  E.       information requested to monitor compliance with
                           Article 4 (Quality Standards) - upon request

                  F. records of all Online Sales for the immediately preceding three month period - quarterly;

                  G. exact copies of all federal, provincial and state income and sales tax returns for any period requested;

                  H.       any other information requested.

                  Merchant further agrees that the Company may, upon reasonable notice, inspect the books and records of Merchant to verify compliance with the terms of this Agreement and payment of the Fees. In the event any audit reveals an underpayment of Fees, Merchant shall within ten (10) days, remit to the Company the amount of such delinquency, together with interest on such amount at 18% per annum from the date the Fees were originally due and the costs of such audit of the underpayment of Fees exceeds $300.

         10. REPRESENTATIONS AND WARRANTIES. Each party hereby represents and warrants to the other that:

                           1. Each has the full corporate power, authority and right to enter into and perform all of the terms of this Agreement;

                           2. The execution and performance of this Agreement does not and will not violate any third parties' contractual, intellectual property or other proprietary rights, or any judgment, order, decree or law.

                           3. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION, WARRANTY, CONDITION OR GUARANTEE AS TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, SAFETY,

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                                   RELIABILITY, DESIGN OR OTHER REPRESENTATION,
                                   WARRANTY OR GUARANTEE, IMPLIED OR EXPRESS
                                   WHATSOEVER.

         11.      INTELLECTUAL PROPERTY.

                           1. Merchant agrees and acknowledges that the Company is the sole and exclusive owner of the Asure Program (and the software delivered pursuant to Paragraph 4), the Asure Mark and all copyrights, trademarks, service marks, trade secrets and patents used in connection therewith. In this regard, Merchants agrees not to take any action to contest or challenge the Company's ownership of same, or its registration of same; nor will Merchant register or seek to register the Asure Mark or any mark which is substantially similar in any jurisdiction in the World. Any and all use of the Asure Mark by Merchant shall inure to the sole benefit of the Company.

                           2.      The Company hereby grants Merchant a
                                   non-exclusive license to use on its web site the Asure Mark for the limited purpose and Term of this Agreement. Merchant shall not sublicense the Asure Mark or use it in any way not contemplated by this Agreement. Any rights not expressly given to Merchant hereunder are reserved. The Company reserves the absolute right to dictate and approve the nature and character in which the Asure Mark is being used under this license.

                           3. All use of the Asure Mark by Merchant shall be accompanied by trademark notices in form and substance satisfactory to the Company as follows: "(R)A Sure Ecommerce, Inc."

         12.      SECURITY; ACCURACY OF DATA; SYSTEMS

                  1. Merchant shall not employ any device, software or routine that will result in interference with the operation of the Asure Web Site or take any action that imposes unreasonable or disproportionately large load on the Company's system infrastructure. In the event that the Company reasonably believes that software, technology or other technical components of Merchant's Web Site will materially affect the Company or its operations, Merchant

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                           will work in good faith with the Company to remedy
                           such problem at its own expense.

                  2. Merchant is solely responsible for the content of the Merchant Information. Merchant acknowledges that the Company shall have no responsibility or liability regarding the contents or accuracy of Merchant Information or any other data provided to it by Merchant. The Company agrees not to manipulate or alter the Merchant Information and to provide reasonable safeguards in accordance with current Internet online industry standards for the protection of Merchant Information while it remains under the control of the Company.

                  3. The parties shall take reasonable precautions, consistent with current standards in the Internet online industry, to maintain secure Web Sites and prevent the interruption or corruption of data transmitted between them or the introduction of viruses, worms, timebombs, cancelbots, or similar programming routines designed to corrupt, interfere with or intercept any system or data of the other party. Notwithstanding Article 13, the Company does not represent, warrant, covenant or guarantee that the transfer of data between the Company and Merchant cannot be received, intercepted or corrupted by other persons or machines.

                  4. Merchant shall implement and employ any widely available data encryption tools requested by the Company for use in the transmission of sensitive data over open networks. Such implementation and use shall be at Merchant's sole expense and in accordance with instructions from the Company.

                  5. Merchant will facilitate periodic reviews of Merchant's Web Site by the Company or its designated contractor to evaluate the security risks of such site. Merchant will promptly remedy any security risks or breaches of security as may be identified by the Company.

         13.      CONFIDENTIALITY; NON-COMPETITION

                  1. For purposes of this Agreement, the term "Confidential Information" means any material or information that is proprietary to Merchant or the Company or all information of either party designated as confidential, including but not limited to Asure Information, Merchant Information, business plans, pricing, sales, marketing, actuarial and other business data, payment terms, manuals, computer software of any type or form together with related documentation and user manuals, intellectual property or information related to intellectual property, information that is marked confidential, secret or proprietary or that has been orally disclosed and reduced to writing and marked as confidential, and any portions of, or materials derived from, Confidential Information. "Confidential Information" does not include information (i) which is in the public domain prior to disclosure to the receiving party; (ii) which the receiving party can demonstrate was in its possession at the time of receipt from the disclosing party; or (iii) lawfully obtained without confidentiality restrictions from a third party who has not breached any confidentiality obligations by making such disclosure.

                  2. Except as specifically permitted in this Agreement or as required by applicable law, neither party will:
                           (i) disclose any Confidential Information received (directly or indirectly) from the other party to any third party other than its employees, officers, directors, agents, advisors and subcontractors and delivery agents who need to know such information for the purposes of executing its obligations and enforcing its rights under this Agreement; or (ii) use the Confidential Information received from the other party for any purpose other than to execute its obligations and enforce its rights under this Agreement.

                  3. Each party acknowledges that the Confidential Information of the other represents the product of valuable effort and work, and the breach of any condition of this Article will result in irreparable harm not compensable by damages. Notwithstanding anything herein to the contrary, such breach, or circumstances leading the party who owns or controls Confidential Information ascribed to that party to reasonably anticipate a breach, will entitle the party who owns or controls such Confidential Information to injunctive relief without need for posting a bond or undertaking to pay damages.

                  4. During the term of this Agreement and for a period of two (2) years thereafter, Merchant shall not, directly or indirectly, either individually or through a corporation or other entity, as principal, agent, shareholder, employee or in any other manner whatsoever, carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name to be used or employed by an individual, firm, association, syndicate, corporation or other business enterprise engaged in or concerned with or interested in any business which is similar to or competitive with the Program and carries on business in any jurisdiction in which the Program services are offered to merchants as of the date of termination or expiration of this Agreement.

         14.      INSURANCE

                  1. Merchant shall maintain insurance, at its own cost with a reputable insurer, either by way of separate insurance policies or by endorsements to its existing policies, for the following types of coverage and providing for the following amounts of coverage: (i) comprehensive general liability with a minimum coverage limit of US$2,000,000; (ii) all risks property insurance with coverage for 100% of Merchant's insurable assets; (iii) cyberliability coverage with a minimum coverage of US$1,000,000;
                           (iv) business interruption insurance with a minimum six month indemnity period;

                  2. The terms of Merchant's insurance policies shall be satisfactory to the Company, and may not be amended, canceled or allowed to lapse without 30 days prior written consent of the Company.

                  3. Merchant's comprehensive liability and cyberliability policies provided hereunder shall name the Company as an additional insured with respect to claims arising out of Merchant's operations.

                  4. Merchant hereby waives any rights of subrogation it has or may have against the Company with respect to any insurance policy or any events or liabilities covered by any insurance policy.

                  5. Merchant shall provide to the Company, within 10 days after the inception of this contact, a Certificate of Insurance providing evidence that all the Insurance terms, conditions and coverages set forth above are in full force and effect.

         15.      TERM AND TERMINATION

                  1. Subject to the termination rights set forth herein, this Agreement shall continue in full force and effect for an initial term of two (2) years, and shall be automatically renewed



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                           for successive terms of one year each unless either
                           party, within 45 days prior to the end of the then-current term, notifies the other party in writing that it does not wish to renew this Agreement. If such notice is given, this Agreement shall expire at the end of the then-current term.

                  2. This Agreement may be terminated in the following manner and under the following conditions by the
                           Company:

                                   1.        At any time on one (1) day notice
                                             in the event the Company
                                             determines, in its sole discretion,
                                             that the Merchant's acts or
                                             omissions in the conduct of its
                                             business or participation in the
                                             Asure Program are detrimental to
                                             the business or reputation or the
                                             Company, could damage or upset the
                                             Company's web site or computer
                                             infrastructure, if Merchant is
                                             wilfully or recklessly not
                                             complying with the Merchant's
                                             Policy, if Merchant becomes
                                             insolvent or bankrupt, if there has
                                             occurred a material adverse change
                                             to Merchant's financial condition,
                                             business operations or
                                             return/exchange rate; or if the
                                             Company is unable to obtain or
                                             continue, surety or indemnity
                                             services from a reputable, solvent
                                             insurance company or similar
                                             institution for its obligations
                                             under this Agreement and the
                                             Program in general.

         C. Immediately upon termination or expiration of this Agreement, Merchant shall cease use of the Asure Mark and Asure Program in any manner whatsoever and will forthwith remove from Merchant's Web Site and promotional and other materials all references to the Program and all banners, signs, labels and other indicia of its rights to use the Marks or offer the Asure Program and will not display, use or adopt any other word, mark or name confusingly similar thereto. The Company may maintain copies of Merchant Information and other Confidential Information required for archival and record keeping purposes.

         D. Notwithstanding termination or expiration of this Agreement, the Asure Program, and the parties' refund/exchange obligations and Fee payment obligations hereunder shall continue to apply to Online Sales made prior to the date of termination or expiration ("Pre-termination Sales"). The Company will have no liability to Consumers or Merchant with respect to Online Sales made after the date of termination or expiration.

         16.      DISPUTE RESOLUTION

         Any legal or equitable action to enforce any of the terms of this Agreement shall be exclusively brought in the State or Federal Courts located in the State and County of New York, USA applying New York law, where both parties hereby consent to the personal jurisdiction of the Courts.

         17.      LIMITATION OF LIABILITY.

                  UNDER NO CIRCUMSTANCES SHALL THE COMPANY BE LIABLE FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS OR REVENUES, COST OF CAPITAL, DOWNTIME COSTS, OR SIMILAR DAMAGES, PROVIDED, HOWEVER, THAT IF THE LAW OF ANY JURISDICTION APPLICABLE TO THIS AGREEMENT DOES NOT PERMIT SUCH DAMAGES TO BE COMPLETELY DISCLAIMED, THIS CLAUSE SHALL BE INTERPRETED AS NECESSARY TO GIVE THE COMPANY THE FULL BENEFIT OF ANY DISCLAIMER OR LIMITATION OF SAID DAMAGES AS PERMITTED UNDER SUCH LAW. THE COMPANY'S TOTAL LIABILITY (WHETHER IN TORT, CONTRACT OR OTHERWISE AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE PRODUCT LIABILITY OR STRICT LIABILITY) UNDER THIS AGREEMENT OR WITH RESPECT TO ANY ITEMS USED OR PROVIDED BY THE COMPANY OR ANY THIRD PARTIES IN CONNECTION WITH THIS AGREEMENT WILL IN NO EVENT EXCEED THE TOTAL COMPENSATION PAID BY MERCHANT TO THE COMPANY UNDER THIS AGREEMENT.

         18.      FORCE MAJEURE

         If at any time during the term of this Agreement either party is unable to perform its obligations hereunder by reason of the occurrence of an Event of Force Majeure, the party claiming such occurrence will be excused from the performance of its obligations hereunder, during the continuance of such liability, provided that such party provides prompt notice of the occurrence of an Event of Force Majeure, makes reasonable efforts to perform its obligations, and has made reasonable efforts to diminish the impact of such Event of Force Majeure.

         19.      INDEMNITY

         Merchant shall indemnify and hold harmless the Company, together with its officers, directors, employees, shareholders, agents, independent contractors, successors and assigns from and against any and all damages, loss, costs, charges and expenses of whatever kind or nature, including counsel and solicitor's fees, which the Company shall at any time incur or sustain by reason of (i) Merchant's investigation and resolution of any disputes regarding Merchant's performance of its obligations under the Merchant's Policy, (ii) Merchant's failure to fully comply with any provision of this Agreement, including without limitation its failure to honor and fully comply with the Merchant's Policy, (iii) the Company's payment to any Customer of any amounts under the Asure Program in settlement of any claim made under the Merchant's Policy, (iv) any claims regarding Merchant's privacy policy and breaches of or amendments to such privacy policy, (v) any negligent act of Merchant or its officers, directors, employees or contractors, and (vi) claims regarding the manufacture, performance or condition of any Qualified Products. Merchant shall make all payments required under this indemnity within 10 days after receipt of a written request from the Company.

         20.      MISCELLANEOUS

                  1. Merchant shall promptly inform the Company of any information related to this Agreement, the Asure Program or Merchant's Web Site which could reasonably lead to a claim, demand or liability of or against the Company by any third party.

                  2. Privacy Protection. In the event that any applicable laws or regulations restrict the transfer of, or access to, the Merchant Information or any other information required to be provided for hereunder, the parties shall work together in good faith to find the alternative means of providing such information to the Company. Merchant agrees to maintain, adhere to and prominently display on Merchant's Web Site, or other public communication, a privacy policy consistent with its obligations under this agreement and applicable law.

                  3. Merchant may not assign this Agreement or any of its rights and obligations hereunder without the prior written consent of the Company. Assumption of the Agreement by any successor to Merchant (whether by merger, consolidation or otherwise) will be subject to the Company's prior written approval.

                  4. The rights and obligations set forth in Articles 2, 3, 5, 6, 7,11,12,15, 16 and 18 shall survive the termination or expiration of this Agreement.

                  5. The rights, powers and remedies given to the Company by this Agreement are in addition to, and not in lieu of, any other rights, powers, and remedies which the Company may have or acquire against Merchant, whether by the terms of any other agreement or by operation of law or otherwise.

                  6. Merchant hereby waives all right to claim any of its property, including homesteads, as exempt from levy, execution, sale, or other legal process, under the laws of Canada, any province or territory thereof, or under the laws or Constitution of the United States of America, any state or states, territory or possession thereof.

                  7. The Company and Merchant each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in the Agreement are intended to limit the circumstances and extent of liability. Merchant acknowledges that it has been advised by the Company to obtain, and has been given the opportunity to obtain, independent legal advice with respect to this Agreement and its rights and obligations hereunder.

                  8. All notices and other communications required or permitted by this Agreement to be given by a party to another party shall be in writing, and until otherwise specified in a written notice by the other party, shall be sent to the other party by hand delivery, certified mail return receipt requested or by commercial overnight courier at its notice addresses set forth below:

                  If to the Company:        Return Assure, Inc.
                                            1901 Avenue of the Stars
                                            Suite 1701
                                            Los Angeles, CA

                  With a copy to:           Steven M. Kaplan, Esq.
                                            Kaplan Gottbetter & Levenson, LLP

                                    630 Third Avenue
                                    New York, NY 10017 USA

         If to Merchant:   [Name and Address]

                  Notices shall be deemed given as of the fifth business day following dispatch by certified mail; or on the date of actual delivery by commercial messenger or overnight carrier service.

         9. Notwithstanding the foregoing provisions for written notice, the parties may from time to time agree upon other mutually acceptable electronic means (such as e-mail) for the transmission of notices and/or other communications. Any notices transmitted by electronic means shall be deemed given on the date of actual transmission.

         10. If any provision of this Agreement or its application to any party or circumstances shall be determined to be invalid and unenforceable to any extent, the remainder of this Agreement, or the application of such provision or circumstances other than those as to which it is determined to be invalid or unenforceable, shall not be affected thereby and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

         11. The failure of either party to insist upon a strict performance of, or to seek remedy of, any one of the terms or conditions of this Agreement or to exercise any right, remedy or election set forth herein or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but such items shall continue and remain in force and effect. All rights or remedies or either party specified in this Agreement and all other rights or remedies that either party may have at law, in equity or otherwise, shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy of a party. Any consent, waiver or approval of any act or matter must be in writing and shall apply only to the particular act or matter to which such consent or approval is given.

         12. This Agreement may be signed in counterparts and each counterpart will constitute an original document and the counterparts, taken together, will constitute one and the same instrument.

         13. This Agreement consists of the provisions and appendices and schedules that have been identified herein and constitutes the complete, exclusive and final statement of the terms and conditions of the agreement between the parties with respect to its subject matter, superseding all prior agreements, negotiations, and proposals.

         14. This Agreement may not be amended or modified except by an instrument in writing, signed by both the Company and Merchant. Each party will execute and deliver such further agreements and other documents and do such further acts and things as any other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.

         15. The parties are independent contractors and agree that no partnership, joint venture or agency or other similar legal relationship will be created or will be deemed to be created by this Agreement or any action of the parties pursuant to this Agreement. Merchant shall not in any manner commit or propose to commit the Company to any obligation or liability to any third Party.

         16. The headings in this Agreement form no part hereof and shall be deemed to have been inserted for convenience of reference only.

         17.      Time shall be of the essence of this Agreement.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

Return Assured Incorporated.                       [Merchant]


By:                                       By:
   -----------------------                   -----------------------
Print Name:                                        Print Name:
           -------------------                                ------------------
Title:                                             Title:
      -----------------                                  -----------------